UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2016

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9380 Judicial Drive

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 210-3700

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

The information in Item 7.01 with respect to the Warrants (as defined below) is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 31, 2016, Sorrento Therapeutics, Inc. (the “Company”) entered into Warrant and Note Cancellation and Share Forfeiture Agreements (collectively, the “Agreements”) with investors (the “Investors”) that: (i) held an aggregate of 7,838,259 shares (the “Shares”) of common stock of the Company (“Common Stock”) and warrants to purchase an aggregate of 1,137,316 shares of Common Stock (the “Warrants”) issued by the Company, and (ii) issued to the Company secured promissory notes in an aggregate principal amount of $53,502,315, of which $43,502,315 in aggregate principal amount was outstanding as of December 31, 2016 (the “Notes”). The Shares and the Warrants were issued to the Investors in private placement transactions that were completed on June 7, 2016. The Notes were issued by the Investors to the Company on June 7, 2016 in consideration for the Shares and the Warrants. Pursuant to the Agreements, the Company and the Investors agreed that, effective December 31, 2016, the Warrants and the Notes were cancelled and the Shares were forfeited and returned to the Company.

Prior to the forfeiture of the Shares and the cancellation of the Warrants, the Company had 58,721,115 shares of Common Stock outstanding and warrants to purchase an aggregate of 7,070,314 shares of Common Stock outstanding. After giving effect to the forfeiture of the Shares and the cancellation of the Warrants, as of January 3, 2017, the Company had 50,882,586 shares of Common Stock and warrants to purchase an aggregate of 5,932,998 shares of Common Stock outstanding.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: January 5, 2017	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: President and Chief Executive Officer